Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-3 of Clearant, Inc. of our report dated May 2, 2005, relating to our audit of the consolidated financial statements which appear in the current report on Form 8-K/A for the year ended December 31, 2004, incorporated by reference in the Prospectus.
We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.
/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
Los Angeles, California
December 19, 2005